Exhibit 99.1

Iteris Names Kerry A. Shiba New Chief Financial Officer

Austin, Texas – February 2, 2023 – Iteris, Inc. (NASDAQ: ITI), the world’s trusted technology ecosystem for smart mobility infrastructure management, today announced that Kerry A. Shiba will join the company as senior vice president & CFO effective February 3, 2023. Shiba will report to Joe Bergera, Iteris president and CEO, and will oversee the company’s finance, information systems, legal, supply chain, and manufacturing functions.

“As Iteris continues to demonstrate increasing market adoption of its industry-leading smart mobility infrastructure products and services, Kerry brings valuable know-how to accelerate the execution of our growth strategy,” said Mr. Bergera. “During his impressive career, Kerry has created significant enterprise value through portfolio optimization, supply chain execution, and capital sourcing and allocation. Beyond his focus in manufacturing and distribution, Kerry adds tremendous experience helping to build service-oriented value propositions attaching annual recurring revenue to product sales. I am confident Kerry will make meaningful contributions to our next stage of growth.”

“I am excited to join Iteris at this significant inflection point,” said Mr. Shiba. “Given the strong customer adoption of its ClearMobility platform, Iteris is in a great position to benefit from favorable secular trends, as well as the large increase in infrastructure spending contemplated under the Infrastructure Investment and Jobs Act over the next five years. I look forward to working with Joe and the entire management team to build upon the company’s excellent momentum.”

Mr. Shiba has more than 30 years of valuable experience. Most recently, he served as CFO & treasurer of Romeo Power, Inc. (NYSE: RMO), a manufacturer of electric vehicle batteries, until its acquisition by Nikola Corporation (NASDAQ: NKLA). From 2017 to 2020, Shiba held the position of executive vice president & CFO of Wesco Aircraft Holdings, Inc. (NYSE: WAIR). Wesco was acquired by Platinum Equity in January 2020. Previously, Mr. Shiba served as CFO for two tier-one automotive parts suppliers – Superior Industries International (NYSE: SUP) and Remy International (now part of Borg Warner (NYSE: BWA)). Earlier in his career, Mr. Shiba was an executive at Kaiser Aluminum (NASDAQ: KALU) and The BF Goodrich Company, as well as a management consultant in the Ernst & Ernst (now Ernst & Young) manufacturing practice.

He received his BA from Baldwin Wallace College and earned his CPA (now inactive) from the State of Ohio.

Mr. Shiba will replace Doug Groves, who will serve as a senior advisor for four months to facilitate a seamless transition.

“During his three years at Iteris, Doug helped us introduce a platform-based business model, enhance our underlying financial structure, and navigate COVID-19 and its related supply chain aftershocks. With Iteris achieving a new inflection point, this is a natural transition period for Doug,” said Mr. Bergera. “I appreciate everything Doug has done to position Iteris for our next stage of growth.”

About Iteris, Inc.

Iteris is the world’s trusted technology ecosystem for smart mobility infrastructure management. Delivered through Iteris’ ClearMobility Platform, our cloud-enabled end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world, and help bridge legacy technology silos to unlock the future of transportation. That’s why more than 10,000 public agencies and private-sector enterprises focused on mobility rely on Iteris every day. Visit www.iteris.com for more information, and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," “outlooks,” “target,” "plans," "seeks," "estimates," "may," “should,” "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about future growth and development. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on hiring, integrating and retaining key personnel, like Mr. Shiba; our ability to provide services, products and other deliverables on a cost-effective basis; government funding and budgetary issues, and potential impacts related to funding delays; changes in scheduling and/or requirements related to projects; availability of resources, such as components and equipment necessary to perform the work for projects; the impact of general economic, political, and other conditions in the markets we address; and the potential impact of product and service offerings from competitors and such competitors’ patent coverage and claims. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

Breanna Wallace
Tel: (949) 996-5348
Email: brwallace@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com

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